Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AutoNation, Inc.:
We consent to the incorporation by reference in the registration statements listed below of AutoNation, Inc. of our reports dated February 11, 2015, with respect to the consolidated balance sheets of AutoNation, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 Annual Report on Form 10-K of AutoNation, Inc.

•	Form S-3 Registration No. 333-193972;

•	Form S-4 Registration Nos. 333-41505 and 333-17915; and

•	Form S-8 Registration Nos. 333-195706, 333-170737, 333-150756, 333-143250, 333-130019, 333-81888, 333-56967, 333-29265, 333-20669, 333-19453, 033-93742, and 333-07623.

/s/ KPMG LLP
February 11, 2015
Fort Lauderdale, Florida
Certified Public Accountants